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                                                                      EXHIBIT 99


                    THE SEAGRAM COMPANY LTD. TO SELL CERTAIN
                  POLYGRAM FILMED ENTERTAINMENT DOMESTIC ASSETS
                              TO USA NETWORKS, INC.

                   USA NETWORKS, INC. TO ACQUIRE OCTOBER FILMS

                        NEW ENTITY TO BE CALLED USA FILMS
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MONTREAL and NEW YORK, April 7, 1999 - The Seagram Company Ltd. [NYSE: VO] and
USA Networks, Inc. [NASDAQ: USAI] announced today that they have reached a definitive agreement pursuant to which Seagram will sell certain PolyGram Filmed Entertainment (PFE) domestic assets to USAi. In a related transaction, USAi has agreed to purchase 100 percent of October Films, in which Seagram owns a majority interest. The combined October/PFE entity will be renamed USA Films, which is expected to become an operating division of USAi. USA Films will consist of October Films, Gramercy Pictures (which will include Propaganda Films and Interscope Communications) and USA Home Entertainment (formerly PolyGram Video). Terms of the transactions were not disclosed.

The PFE acquisition includes PFE domestic production assets such as Interscope Communications and Propaganda Films, as well as the following distribution assets: PolyGram Video, PFE Canada, Gramercy Pictures, and PolyGram Films. The transaction does not include PolyGram's stake in the Sundance Channel, PolyGram's domestic television business, PolyGram's joint venture with Castle Rock Entertainment, Propaganda's non-film business or any of PolyGram's international operations.

Upon consummation of the October Films transaction, Scott Greenstein, current co-President of October Films, will become Chairman of USA Films.

A special committee of the October Board of Directors has approved the October Films transaction on behalf of its minority shareholders.

The transactions are subject to regulatory approvals and other customary closing conditions, and are expected to close in the second quarter of 1999.


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USA Networks, Inc. is a diversified media and electronic commerce company with assets that include the following: USA Network; SCI FI Channel; Studios USA, which consists of first-run production & distribution, TV movies & miniseries and network production & development; USA Broadcasting; Home Shopping Network; Ticketmaster and USA Networks Interactive, which includes Internet Shopping Network, whose primary service is First Auction. The company also owns a controlling interest in Ticketmaster Online-CitySearch, Inc., a leading provider of local content and live event ticketing on the World Wide Web.

PolyGram Filmed Entertainment, a division of Universal Pictures, encompasses the production and worldwide distribution of motion pictures, television programming and home video. Universal Pictures is a part of Universal Studios
(www.universalstudios.com), which is a unit of The Seagram Company Ltd.

October Films is an independent motion-picture company that acquires, produces, and distributes films in all media in the United States and abroad. Formed in 1991, the company has 60 releases to its credit including such highly acclaimed films as Mike Leigh's Secrets and Lies, Lars von Trier's Breaking The Waves, and Robert Duvall's The Apostle. The company recently opened Robert Altman's Cookie's Fortune to rave reviews in New York and Los Angeles. October's upcoming releases include Tony Bui's Sundance Film Festival award-winning debut Three Seasons and Albert Brooks' The Muse starring Brooks, Sharon Stone, Andie MacDowell and Jeff Bridges.

The Seagram Company Ltd., headquartered in Montreal, operates in two global business segments: entertainment and spirits and wine. The entertainment business segment produces and distributes motion picture, television and home video products, and recorded music. It also operates theme parks and retail stores. The spirits and wine business segment is engaged principally in the production and marketing of distilled spirits, wines, coolers, beers and mixers throughout more than 190 countries and territories. The Company's corporate website is located at www.seagram.com.

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SEAGRAM                                               USA NETWORKS

MEDIA RELATIONS:                                      MEDIA RELATIONS:
Anita Larsen                                          Jennifer Goebel
212/572-1118                                          212/314-7373

INVESTOR RELATIONS:                                   INVESTOR RELATIONS:
Joseph Fitzgerald                                     Roger Clark
212/572-7282                                          212/314-7400


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